EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT--EHRHARDT KEEFE STEINER &HOTTMAN PC

INDEPENDENT AUDITORS' CONSENT

Board of Directors
Global Med Technologies, Inc. and subsidiary:

We consent to the incorporation by reference in Registration Statements (No. 333-28155, No. 333-39193, No. 333-45031, No. 333-69851, No. 333-60672, and No. 333-60674) on Form S-8 of Global Med Technologies, Inc. and subsidiary, of our report dated March 8, 2002, appearing in the Annual Report on Form 10-K of Global Med Technologies, Inc. and subsidiary for the year ended December 31, 2001.

/s/ Ehrhardt Keefe Steiner &Hottman PC
Ehrhardt Keefe Steiner &Hottman PC

Denver, Colorado
March 28, 2002